As filed with the Securities and Exchange Commission on June 18, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

bluebird bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	13-3680878 (I.R.S. Employer Identification Number)

840 Memorial Drive, 4th Floor

Cambridge, MA 02139

(617) 491-5601

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nick Leschly

President and Chief Executive Officer

bluebird bio, Inc.

840 Memorial Drive, 4th Floor

Cambridge, MA 02139

(617) 491-5601

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael H. Bison, Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 (617) 570-1000	Patrick O’Brien, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-188605

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, $0.01 par value	1,082,352	$17.00	$18,399,984	$2,509.76

(1)	Represents only the additional number of shares being registered and includes 141,176 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-188605).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $92,000,000 on a Registration Statement on Form S-1 (File No. 333-188605), which was declared effective by the Securities and Exchange Commission on June 18, 2013. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $17.00 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-188605) filed by bluebird bio, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June 18, 2013, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on the 18th day of June, 2013.

bluebird bio, Inc.

By:	/s/ Nick Leschly
Nick Leschly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nick Leschly Nick Leschly	President, Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2013

/s/ Jeffrey T. Walsh Jeffrey T. Walsh	Chief Operating Officer and Secretary (Principal Financial Officer)	June 18, 2013

* Linda C. Bain	Vice President, Finance and Business Operations and Treasurer (Principal Accounting Officer)	June 18, 2013

* Daniel S. Lynch	Chairman of the Board	June 18, 2013

* Wendy L. Dixon, Ph.D.	Director	June 18, 2013

* Steven Gillis, Ph.D.	Director	June 18, 2013

* John M. Maraganore, Ph.D.	Director	June 18, 2013

* Geert-Jan Mulder, M.D.	Director	June 18, 2013

* Dr. Axel Polack	Director	June 18, 2013

* David P. Schenkein, M.D.	Director	June 18, 2013

* Robert I. Tepper, M.D.	Director	June 18, 2013

*By:	/s/ Jeffrey T. Walsh

Jeffrey T. Walsh
Attorney-in-fact

Exhibit index

Exhibit number	Description of exhibit

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of McGladrey LLP.

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188605), originally filed with the Securities and Exchange Commission on May 14, 2013 and incorporated by reference herein.